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                                                                 EXHIBIT 99.5.A

APPLICATION FOR THE UNIVERSITY OF MINNESOTA
OPTIONAL 403(B) RETIREMENT PLAN ANNUITY CONTRACT         Logo of [SECURIAN(R)]

Securian Retirement - a unit of Minnesota Life Insurance Company
P.O. Box 64925 . St. Paul, Minnesota 55164-0925 . 1-800-421-3334

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Full name (first, middle, last) Social Security number    Gender
                                                          [_] Male  [_] Female
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Email address                   Daytime telephone number  Date of birth

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Street address                  City           State      Zip code

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INVESTMENT SELECTION (CHOOSE ONE METHOD)

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
CHOICE 1 -- SELECT A SECURIAN MODEL PORTFOLIO                    OR  CHOICE 2 -- CREATE YOUR OWN PORTFOLIO

These sample portfolios do not recognize your individual             Indicate individually how you would like your contributions
financial situation. They are only meant as helpful examples         allocated below (by whole %) among the various investment
and not recommendations or advice. Your portfolio allocation         options (to equal 100%). Go to umnplans.securian.com for
decision should reflect your unique goals and needs. If a            more information about these investment options.
portfolio is subsequently changed, your allocation will not
automatically be changed. Also, your allocation is not               GENERAL ACCOUNTS
automatically rebalanced each year.                                  ______%  [General Account Limited*
                                                                     ______%   General Account        ]
                                                                     MONEY MARKET
[_] AGGRESSIVE:                                                      ______%  [SFT Advantus Government Money Market]
         60%  SFT Advantus Index 500                                 FIXED INCOME
[CHART]  20%  SFT Advantus Index 400 Mid-Cap                         ______%  [SFT Advantus Bond
         20%  Ivy VIP International Core Equity                      ______%   SFT Advantus Mortgage Securities
                                                                     ______%   SFT Advantus International Bond
                                                                     ______%   American Funds IS Global Bond
[_] MODERATELY AGGRESSIVE:                                           ______%   American Funds IS USGovt/AAA-Rated Securities ]
         20%  General Acct Limited*                                  BALANCED
[CHART]  48%  SFT Advantus Index 500                                 ______%  [Ivy VIP Balanced ]
         16%  SFT Advantus Index 400 Mid-Cap                         DOMESTIC EQUITY
         16%  Ivy VIP International Core Equity                      ______%  [Ivy VIP Value
                                                                     ______%   SFT Advantus Index 500
                                                                     ______%   Ivy VIP Core Equity
[_] MODERATE:                                                        ______%   Janus Aspen Forty
         40%  General Acct Limited*                                  ______%   SFT Ivy Growth Fund
         36%  SFT Advantus Index 500                                 ______%   SFT Advantus Index 400 Mid-Cap
[CHART]  12%  SFT Advantus Index 400 Mid-Cap                         ______%   Franklin Small-Mid Cap Growth
         12%  Ivy VIP International Core Equity                      ______%   SFT Ivy Small Cap Growth Fund
                                                                     ______%   Ivy VIP Micro Cap Growth
                                                                     ______%   Ivy VIP Small Cap Core  ]
[_] MODERATELY CONSERVATIVE:                                         INTERNATIONAL & GLOBAL
         60%  General Acct Limited*                                  ______%  [Ivy VIP International Core Equity
[CHART]  24%  SFT Advantus Index 500                                 ______%   Janus Aspen Overseas
          8%  SFT Advantus Index 400 Mid-Cap                         ______%   Templeton Developing Markets Securities
          8%  Ivy VIP International Core Equity                      ______%   American Funds IS Global Growth
                                                                     ______%   American Funds IS Global Small Cap
                                                                     ______%   American Funds IS International
[_] CONSERVATIVE:                                                    ______%   American Funds IS New World ]
         80%  General Acct Limited*                                  SPECIALTY
[CHART]  12%  SFT Advantus Index 500                                 ______%  [SFT Advantus Real Estate Securities ]
          4%  SFT Advantus Index 400 Mid-Cap                         ______%   TOTAL ELECTION MUST EQUAL 100%
          4%  Ivy VIP International Core Equity
                                                                     * Please visit umnplans.securian.com or call 1-800-421-3334 for a description of the transfer limitations that apply
                                                                       to this option.
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MHC-96-9355 Rev 11-2017

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INVESTMENT DISCLOSURE

FINRA rules require inquiry concerning the financial conditions of individuals applying under an individual variable annuity contract. You must supply the information under the following sections UNLESS YOU ARE ONLY CONTRIBUTING TO THE GENERAL ACCOUNTS. This is necessary for us to make an informed judgment as to the suitability of the investment for you and to process your contributions to the Plan.

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
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APPROXIMATE ANNUAL INCOME   ESTIMATED NET WORTH           ESTIMATED LIQUID NET WORTH      FEDERAL TAX BRACKET
(from all sources)          (exclusive of                 (cash and cash equivalents)
                            car and home)                                                 [_] 0-15%  [_] 16-28%  [_] 29% +
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INVESTMENT OBJECTIVE:
(Check One)
[_] Conservative Income     [_] Current Income     [_] Conservative Growth     [_] Growth [_] Aggressive Growth
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NUMBER OF DEPENDENTS        RISK TOLERANCE: (Check One)   TIME HORIZON

                            [_] Conservative [_] Moderate [_] <3 years   [_] 9-11 years   [_] 4-8 years   [_] 12 + years
                            [_] Aggressive
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PRIOR INVESTMENT EXPERIENCE [_] Mutual Funds [_] Bonds [_] Stocks [_] Limited Partnerships [_] Annuities
Years of Experience:        [_] Options/Futures
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PLEASE READ THE FOLLOWING STATEMENTS:

1. I have had an opportunity to read a current copy of the prospectuses for this investment prior to investing.

2. I have been informed of all charges and expenses associated with this investment.

3. I am aware there is no assurance that the initial objective(s) on this investment will be achieved. Thus, when I ultimately sell or surrender the investment, I may receive more or less than the amount I invested.

4. I realize that the element of risk is inherent in any investment - what varies is the degree of risk. Generally, the greater the expected return, the greater the risk I must be willing to assume.

5. I understand Minnesota Life is not providing me with investment advice.

SECURIAN USE ONLY

I have determined this to be a suitable investment based on my knowledge of this individual's investment and objectives and financial circumstances.

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SECURIAN PRINCIPAL SIGNATURE

MHC-96-9355 Rev 11-2017

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ELECTRONIC DELIVERY AUTHORIZATION

You have the option to receive the following documents online (electronically) or on paper. Please check the applicable box if you would like to receive them electronically:

[_]FINANCIAL DOCUMENTS (includes product and underlying fund company
   Prospectus, supplements, privacy policies, semiannual & annual reports)

[_]QUARTERLY ACCOUNT STATEMENTS

I will receive a notification when new or updated documents are available directing me to the website where the documents are accessible. Financial document notification is sent via postcard to your mailing address of record. Account statements notification is sent to your email address of record.

I understand and acknowledge the following:

..   have a valid email

..   the ability to access the website

..   have access to Adobe Acrobat Reader to view the documents

..   am responsible for any internet access subscription fees an internet service provider might charge (Securian/ Minnesota Life does not charge a fee for electronic delivery)

..   can revoke this consent at any time by calling a Plan Specialist at
    1-800-421-3334, sending written request to PO Box 64925,St. Paul,
    MN 55164-0925 or updating my Profile at umnplans.securian.com

I also understand that Securian/Minnesota Life will rely on my signature as consent to receive all of the above mentioned disclosure documents for all Minnesota Life products currently owned and any purchased in the future, until this consent is revoked.

MHC-96-9355 Rev 11-2017

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BENEFICIARY DESGINATION

When you designate a beneficiary, you are giving instructions to Securian for the distribution of your Retirement Plan proceeds at your death. If you die before annuity payments begin, or if you have not elected annuity payments to begin, your primary beneficiary(ies) (class 1) will receive your total accumulated value as a death benefit. If no primary beneficiary(ies) (class 1) is living at the time of your death, then the death benefit will go to your contingent beneficiary(ies) (class 2, 3, etc.). If no beneficiary is designated, the proceeds will be made payable to your spouse (if living); if not, then to your estate.

Beneficiary designation entered below will apply to all UofM Retirement plans you have with Securian. If you want to vary your beneficiary elections for each plan, complete the BENEFICIARY DESIGNATION form, which is available on umnplans.securian.com.

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
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CLASS  NAME  RELATIONSHIP  DATE OF BIRTH  SEX  SOCIAL SECURITY NUMBER  % SPLIT
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HELPFUL TIPS:

..   You are not required to provide the Social Security number(s) of your beneficiary(ies). However, providing this information will help us to process your account in the event of your death. If you do not provide this information, we may not be able to locate your beneficiary(ies), and it may significantly delay the process.

..   The term "children," used without modification, includes only lawful bodily issue of the first generation and legally adopted children.

..   If a trust or other legal entity is named as beneficiary, it is NOT necessary to provide a copy of the document evidencing that entity; but we do need to know the name of the Trustee(s) and date it was created. If you name a corporate beneficiary such as a church or charity, please provide the full corporate name and address, and the state and date of incorporation, if known.

..   Separate designations will be necessary for University of Minnesota retirement plan accounts held by other providers.

..   You can change your beneficiary elections anytime within the Profile section of plan website, umnplans.securian.com.

APPLICATION ACCEPTANCE

The undersigned represents that the statements and answers in this application are full, complete and true to the best of his or her knowledge, and are said to be considered the basis of any contract benefit issued.

FOR MINNESOTA RESIDENTS ONLY: This contract, to the extent that values are placed in separate accounts of the insurer, is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Insurance Guaranty Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of this insurer will be available to pay your claim.

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PARTICIPANT SIGNATURE                                                      DATE
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F52689-1 Rev 11-2017
MHC-96-9355 Rev 11-2017